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                                                                    Exhibit 21.1


                           AMF GROUP HOLDINGS, INC.

                            Subsidiary Corporations


Entity                                                        Jurisdiction of
                                                                   Origin

AMF Bowling Worldwide, Inc.                                    Delaware
AMF Bowling Holdings Inc.                                      Delaware
AMF Bowling Centers Holdings                                   Delaware
AMF Bowling Products, Inc.                                     Virginia
AMF Bowling Products International, B.V.                       Netherlands
AMF Bowling India Private Ltd.                                 India
AMF Bowling Poland Sp.zo.o.                                    Poland
AMF Worldwide Bowling Centers Holdings Inc.                    Delaware
AMF Bowling Centers, Inc.                                      Virginia
AMF Beverage Company of Oregon, Inc.                           Oregon
AMF Beverage Company of W.VA, Inc.                             West Virginia
Bush River Corporation                                         South Carolina
King Louie Lenexa, Inc.                                        Kansas
300, Inc.                                                      Texas
The 400 Club, Inc.                                             Texas
American Recreation Centers, Inc.                              California
Michael Jordan Golf Company, Inc.                              Delaware
MJF-O'Hare, Inc.                                               Delaware
Michael Jordan Golf Youth Program, Inc.                        Illinois
AMF Bowling Centers (Aust) International Inc.                  Virginia
AMF Catering Services Pty. Ltd.                                New South Wales
AMF Bowling Centers (Canada) International Inc.                Virginia
AMF Bowling Centers (Hong Kong) International Inc.             Virginia
AMF Bowling Centers International Inc.                         Virginia
AMF BCO-UK One, Inc.                                           Virginia
AMF BCO-UK Two, Inc.                                           Virginia
AMF BCO-France One, Inc.                                       Virginia
AMF BCO-France Two, Inc.                                       Virginia
AMF Bowling Centers Spain Inc.                                 Delaware
AMF Bowling Mexico Holding, Inc.                               Delaware
Boliches AMF, Inc.                                             Virginia
AMF International BCO Holdings B.V.                            Netherlands
AMF Bowling                                                    United Kingdom
Worthing North Properties, Ltd.                                United Kingdom
AMF Bowling France SNC                                         France
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                                                                 Jurisdiction of
Entity                                                                Origin
------                                                                ------
AMF Bowling de Paris SNC                                              France
AMF Bowling de Lyon Ia Part Dieu SNC                                  France
Boliches AMF y Compania                                               Mexico
Operadora Mexicano de Boliches, SA                                    Mexico
Promotora de Boliches SA de CV                                        Mexico
Inmeubles Minerva, SA                                                 Mexico
Inmuebles Obispado SA                                                 Mexico
Boliches Mexicanos SA                                                 Mexico




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Joint Venture Companies

AMF Playcenter SA                                                     Brazil
AMF Bowling LTDA                                                      Brazil
AMF Playcenter Argentina SA                                           Argentina
Madeira Bowling Investments SGPS, Sociedade
 Unipessoal, LTDA                                                     Portugal
Hong Leong-AMF Leisure Holdings PTE Ltd.                              Singapore
Hong Leong AMF Bowling (Tianjin) Company LTD                          China



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